EXHIBIT 10.4


                                                              June 28, 2002

Constellation Venture Capital II, L.P.
Constellation Venture Capital Offshore II, L.P.
The BSC Employee Fund IV, L.P.
CVC II Partners, L.L.C.
383 Madison Avenue
28th Floor
New York, New York 10179

Reference is made to the Investor Rights Agreement dated as of March 6, 2002, as amended by Amendment No. 1 dated as of June 28, 2002 among Savvis, Reuters and WCAS, as such agreement may be further amended, modified or restated from time to time (the "Agreement"). Capitalized terms used and not defined herein have the meanings given to them in the Agreement.

In order to induce the Constellation Entities to purchase certain securities of Savvis on the date hereof, (i) if so requested by the Constellation Entities, each of the WCAS Investors set forth below agrees with the Constellation Entities to timely vote or cause to be voted (including by way of execution of written consent if so requested by the Constellation Entities) all of the shares of Savvis Stock of which they have an interest in favor of the Constellation Entities' nominee to the Company's board of directors so long as the Constellation Entities are entitled to nominate a director to the Company's board of directors pursuant to Section 6 of the Investor Rights Agreement and not to remove any such nominee except at the direction of the Constellation Entities and (ii) the Company agrees (x) at its next regularly scheduled meeting of its board of directors, but in no event later than July 24, 2002, to cause its board of directors to be increased to ten members and to fill such then created vacancy with such person nominated by the Constellation Entities and (y) to cause any nominee designated by the Constellation Entities in accordance with
Section 6(a) of the Agreement to be submitted to the Company's stockholders for election at any time that any persons are submitted to the Company's stockholders for election to the Company's board of directors. The Constellation Entities agree that any nominee designated by them will be a managing director or senior investment professional of Constellation Venture Capital II, L.P., Constellation Venture Capital Offshore II, L.P. or CVC II Partners, L.L.C.

Sincerely,

Savvis Communications Corporation

By       /s/ Lane. H. Blumenfeld


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Name:    Lane. H. Blumenfeld
Title:   Vice President and Acting General Counsel

Welsh, Carson, Anderson & Stowe VIII, L.P.

By       /s/ Jonathan Rather
Name:    Jonathan Rather
Title:   Managing Member

Welsh, Carson, Anderson & Stowe VII, L.P.

By       /s/ Jonathan Rather
Name:    Jonathan Rather
Title:   General Partner

Welsh, Carson, Anderson & Stowe VI, L.P.

By       /s/ Jonathan Rather
Name:    Jonathan Rather
Title:   Attorney-In-Fact

WCAS Management Corporation

By       /s/ Jonathan Rather
Name:    Jonathan Rather
Title:   Treasurer


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Constellation Venture Capital II, L.P.

By       /s/ Clifford H. Friedman
Name:    Clifford H. Friedman
Title:   SMD

Constellation Venture Capital Offshore II, L.P.

By       /s/ Clifford H. Friedman
Name:    Clifford H. Friedman
Title:   SMD

CVC II Partners, L.L.C.

By       /s/ Clifford H. Friedman
Name:    Clifford H. Friedman
Title:   SMD

The BSC Employee Fund IV, L.P.

By       /s/ Clifford H. Friedman
Name:    Clifford H. Friedman
Title:   SMD